    As filed with the Securities and Exchange Commission on December 6, 2001
                                             Registration Statement No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     THE PNC FINANCIAL SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

        Pennsylvania                                 25-1435979
(State or other jurisdiction of          (IRS Employer Identification No.)
incorporation or organization)


                                  One PNC Plaza
                                249 Fifth Avenue
                       Pittsburgh, Pennsylvania 15222-2707
                                 (412) 762-1553
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                     THE PNC FINANCIAL SERVICES GROUP, INC.
                       1996 EXECUTIVE INCENTIVE AWARD PLAN
                            (Full title of the plan)

                                   ----------

                              Walter E. Gregg, Jr.
                                  Vice Chairman
                     The PNC Financial Services Group, Inc.
                                  One PNC Plaza
                                249 Fifth Avenue
                       Pittsburgh, Pennsylvania 15222-2707
                                 (412) 762-2281
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               Steven Kaplan, Esq.
                                 Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5000

                              ---------------------

                        Calculation of Registration Fee

----------------------------- ------------------- ------------------- ---------------------- ---------------------------
 Title of securities to be       Amount to be      Proposed maximum     Proposed maximum       Amount of registration
         registered             registered(1)       offering price     aggregate offering               fee
                                                     per share(2)            price(2)
----------------------------- ------------------- ------------------- ---------------------- ---------------------------
  Common Stock, $5.00
      Par Value(3)                250,000               $56.56            $14,140,000.00             $3,379.46

----------------------------- ------------------- ------------------- ---------------------- ---------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities which may become issuable pursuant to stock splits, stock dividends or similar transactions, without the need for any post-effective amendment.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h). Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on December 3, 2001 on the New York Stock Exchange, which date is within 5 business days prior to the date of the filing of this Registration Statement.
(3) Each share of Common Stock includes a Preferred Share Purchase Right pursuant to the Registrant's Rights Agreement.

                              EXPLANATORY STATEMENT

         The purpose of this Registration Statement on Form S-8 is to register 250,000 shares of Common Stock for issuance pursuant to The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan, as amended (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, each as filed by The PNC Financial Services Group, Inc. (the "Corporation" or "PNC") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

-    PNC's Annual Report on Form 10-K for the year ended December 31, 2000;

- PNC's Quarterly Reports on Form l0-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

- PNC's Current Reports on Form 8-K dated as of July 25, 2001 and as of October 29, 2001; and

- The description of PNC Common Stock contained in the Form 8-A that was filed by the Corporation in September 1987 and the Form 8-A filed on May 23, 2000.

     The Corporation also incorporates by reference any additional documents subsequently filed by the Corporation with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and each such document shall be a part of this Registration Statement from the respective date of filing of each such document. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K (other than information reported under Item 9 of a Current Report), as well as Proxy Statements (other than information such as committee reports that the SEC allows the Corporation not to incorporate by reference). Information in any documents that the Corporation subsequently files with the SEC will automatically update and replace the information previously filed with the information incorporated by reference into this Registration Statement. Any statement or information so modified or replaced shall not be deemed, except as so modified or replaced, to be part of this Registration Statement.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) ("PA BCL"), we have the power to indemnify our directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the Corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the Corporation if the person entitled to indemnification shall have been adjudged to be liable to the Corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Pursuant to Section 1745 of the PA BCL, we have the power to pay expenses (including attorneys' fees) incurred by a director or officer in a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation.

         Section 1746 of the PA BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Our By-Laws generally provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification and for mandatory advancement of expenses upon receipt of the required undertaking. Our By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

         We have purchased directors' and officers' liability insurance covering certain liabilities that may be incurred by the Corporation's directors and officers in connection with the performance of their duties.



ITEM 8.  EXHIBITS

Exhibit 4.1 Articles of Incorporation of the Corporation, as amended and restated as of April 24, 2001, incorporated by reference from
                  Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. (File No. 1-9718).

Exhibit 4.2 By-Laws of the Corporation, as amended and restated, incorporated by reference from Exhibit 4.2 to Post-Effective Amendment No. 1 to the Corporation's Registration Statement No. 333-65042 on Form S-8 filed on December 6, 2001.

Exhibit 4.3 Rights Agreement, dated as of May 15, 2000, between the Corporation and The Chase Manhattan Bank, which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference from Exhibit 1 to the Corporation's Report on Form 8-A filed May 23, 2000.

Exhibit 23        Consent of Ernst & Young, LLP, filed herewith.

Exhibit 24        Powers of Attorney, filed herewith.

Exhibit 99 The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan, as amended, incorporated by reference from Exhibit 10.6 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.



ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
                        Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 6, 2001.



                                THE PNC FINANCIAL SERVICES GROUP, INC.

                                By:  /s/  Robert L. Haunschild
                                     ------------------------------------------
                                      Robert L. Haunschild,
                                      Senior Vice President and
                                      Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

SIGNATURE                       TITLE                                        DATE



*                               Chairman, President, Chief Executive         December 6, 2001
----------------------------    Officer and Director (Principal Executive
James E. Rohr                   Officer)




/s/ Robert L. Haunschild        Senior Vice President and Chief Financial    December 6, 2001
----------------------------    Officer (Principal Financial Officer)
Robert L. Haunschild



*                               Controller (Principal Accounting Officer)    December 6, 2001
----------------------------
Samuel R. Patterson

*                               Vice Chairman and Director                   December 6, 2001
----------------------------
Walter E. Gregg, Jr.



*                               Director                                     December 6, 2001
----------------------------
Paul W. Chellgren



*                               Director                                     December 6, 2001
----------------------------
Robert N. Clay



*                               Director                                     December 6, 2001
----------------------------
George A. Davidson, Jr.



*                               Director                                     December 6, 2001
----------------------------
David F. Girard-diCarlo



*                               Director                                     December 6, 2001
----------------------------
William R. Johnson



*                               Director                                     December 6, 2001
----------------------------
Bruce C. Lindsay



*                               Director                                     December 6, 2001
----------------------------
W. Craig McClelland



*                               Director                                     December 6, 2001
----------------------------
Thomas H. O'Brien


*                               Director                                     December 6, 2001
----------------------------
Jane G. Pepper



*                               Director                                     December 6, 2001
----------------------------
Lorene K. Steffes



*                               Director                                     December 6, 2001
----------------------------
Dennis F. Strigl


*                               Director                                     December 6, 2001
----------------------------
Thomas J. Usher



*                               Director                                     December 6, 2001
----------------------------
Milton A. Washington



*                               Director                                     December 6, 2001
----------------------------
Helge H. Wehmeier







*By:     /s/  Karen M. Barrett
         -------------------------------------
         Karen M. Barrett, Attorney-in-Fact,
         pursuant to Powers of Attorney filed
         herewith

         Dated:  December 6, 2001

INDEX TO EXHIBITS

Exhibit 4.1 Articles of Incorporation of the Corporation, as amended and restated as of April 24, 2001, incorporated by reference from Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. (File No. 1-9718).

Exhibit 4.2 By-Laws of the Corporation, as amended and restated, incorporated by reference from Exhibit 4.2 to Post-Effective Amendment No. 1 to the Corporation's Registration Statement No. 333-65042 on Form S-8 filed on December 6, 2001.

Exhibit 4.3 Rights Agreement, dated as of May 15, 2000, between the Corporation and The Chase Manhattan Bank, which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference from Exhibit 1 to the Corporation's Report on Form 8-A filed May 23, 2000.

Exhibit 23              Consent of Ernst & Young, LLP, filed herewith.

Exhibit 24              Powers of Attorney, filed herewith.

Exhibit 99 The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan, as amended, incorporated by reference from Exhibit 10.6 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.